UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 30, 2008

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 31, 2008,  Central Pacific Financial Corp. (the “Company”) announced that its Board of Directors elected Mr. Ronald K. Migita to succeed Mr. Clint Arnoldus as President and Chief Executive Officer of the Company and its bank subsidiary, Central Pacific Bank (the “Bank”), effective August 1, 2008.  Mr. Migita has been Chairman of the Board of Directors of the Company and the Bank since September 2004 and will continue to serve in those roles.  Mr. Arnoldus, who had previously announced his decision to retire on or before December 31, 2008, will also retire from the Board of Directors effective August 1, 2008.

Mr. Migita was the Chief Executive Officer of City Bank from 1997 to September 2004 and also served as Vice Chairman of City Bank’s Board of Directors during that period.  From September 2004 until February 2005, Mr. Migita served as the Chairman of the Board of Directors of City Bank.  He also served as a director, Chief Executive Officer and President of CB Bancshares, Inc. from 1997 until September 2004.

Mr. Migita’s compensation as Chief Executive Officer has not yet been finalized.

In connection with the election of Mr. Migita as President and Chief Executive Officer of the Company, the Board of Directors has appointed Crystal K. Rose as Lead Director.  Ms. Rose is currently a member of the Audit Committee and the Executive Committee and chairperson of the Corporate Governance and Nominating Committee.

A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
	99.1	Press release of Central Pacific Financial Corp. dated July 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: July 31, 2008	/s/ Clint Arnoldus
Clint Arnoldus
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release of Central Pacific Financial Corp. dated July 31, 2008.